                                             Exhibit 10.5


            SALARY CONTINUATION AGREEMENT AND RELEASE
            -----------------------------------------

     This AGREEMENT is entered into by and between VIEWlogic Systems, Inc. (the "Company") and Alain Hanover ("Hanover").
     WHEREAS, the parties wish to establish the terms of Hanover's separation from the Company and salary continuation arrangement;
     NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and Hanover agree as follows:

1. TRANSITION PERIOD. Hanover will resign from all offices and directorships of the Company and its subsidiaries effective May 13, 1997, and shall provide a resignation letter in
the form attached hereto as Exhibit A.   Until May 13, 1997,
Hanover shall be considered by the Company to remain on his current, paid leave, provided, however, that until May 13, 1997, Hanover will continue to have access to the Company's offices and to the assistance of the Company's administrative staff. Hanover will continue to receive his current benefits and to be paid his current salary at the annualized rate of Two Hundred and Thirty-Three Thousand Dollars ($233,000.00) (the "Base Salary") through May 13, 1997 in accordance with the Company's regular payroll practices. Payments will be net of applicable state and federal taxes, health, disability and/or other benefit contributions customarily taken from Hanover's salary payments and employee contributions, if any, to the applicable Company 401(K) plan.

2.         SALARY CONTINUATION.  In return for the execution
of this Salary Continuation Agreement and Release (the "Agreement"), Hanover shall resign as an employee of the Company effective December 31, 1998 and Hanover's employment with the Company shall terminate on December 31, 1998. The Company will continue to pay Hanover his Base Salary during the period from
May 13, 1997 through November 15, 1997 in accordance with the Company's regular payroll practices. During the period from November 15, 1997 through December 31, 1998, the Company will pay Hanover a total salary of One Hundred Sixteen Thousand Five Hundred Dollars ($116,500.00) in equal installments in accordance with the Company's regular payroll practices. Payments under this paragraph will be net of applicable state and federal taxes, health, disability and/or other benefit contributions customarily taken from Hanover's salary payments and Employee contributions, if any, to the applicable Company 401(k) plan.
     Hanover shall remain eligible for bonuses through the second fiscal quarter of 1997 in accordance with the 1997 Executive
Bonus Plan adopted by the Compensation Committee of the Company's Board of Directors on January 23, 1997, provided, however, that Hanover shall be eligible only for Quarter Bonuses and shall not participate in any part of any bonus plan which depends upon year-end or full year performance or results.
     During the period from May 13, 1997 through December 31, 1998, Hanover will hold himself available at mutually agreeable times to perform special projects and services for the Company as may be reasonably requested from time to time by the Chief
Executive Officer of the Company.   The failure of the Company to
request the performance of such special projects or services shall not alter or diminish the obligations of the Company provided for in this Agreement.
     Hanover shall not be entitled to any compensation, bonus and/or benefit not expressly set forth in this Agreement.
Hanover shall not be entitled to participate in any new compensation, bonus or benefit plan adopted by the Company, nor any improvements to any existing compensation, bonus or benefit plan adopted by the Company.

    3.   MEDICAL/DENTAL, DISABILITY AND LIFE INSURANCE.
          (a) The Company shall allow Hanover to participate in its medical, dental, disability and/or life insurance plans through the earlier of December 31, 1998 or the date on which Hanover becomes eligible for comparable coverage through another employer. Hanover shall participate in such plans on a basis comparable to other VIEWlogic executives in accordance with and to the extent permitted by the terms of the plans and subject to any changes in the plans that are applicable to other executive participants. The parties further agree that if Hanover becomes ineligible to participate in Company's medical, dental, disability and/or life insurance plans prior to December 31, 1998 and is not eligible for comparable coverage through another employer, the Company will continue to pay Hanover monthly through December 31, 1998 an amount equal to the Company's contribution for the medical, dental, disability and/or life insurance premiums last paid by the Company for Hanover during the period in which Hanover was eligible for coverage under the plans.
          (b) The Company shall continue to pay the premiums for the two "key-man" life insurance policies it maintains for its benefit on the life of Hanover (U.S. Financial Life Insurance Co. Policy No. 0010007149 and Security-Connecticut Life Insurance Co. Policy No. 001023047B, collectively, the "key-man insurance policies") until May 13, 1997. In exchange for the consideration granted herein, the parties further agree that, after May 13, 1997, the Company will use reasonable efforts to transfer ownership of the key-man insurance policies to Hanover, and Hanover agrees to cooperate fully with the Company, including but not limited to executing any documents which may be required, in order to permit the Company to be paid the maximum possible cash value of the key-man insurance policies prior to such transfer. In the event Hanover fails to cooperate fully, in addition to any other rights and remedies the Company might have, the Company shall not be obligated to transfer ownership of the key-man insurance policies to Hanover.

     4. CONTRIBUTIONS TO 401(k) PLAN. The parties agree that Hanover will be eligible to continue to be an active participant in the Company's 401(k) plan for as long as he remains eligible therefor under the terms of the plan and under federal and state law, subject to any changes in the 401(k) plan that are applicable to executive participants, provided, however, that the Company shall not continue to match Hanover's 401(k) contributions after May 13, 1997.

     5. TRANSFER OF CERTAIN COMPANY PROPERTY. On or before May 13, 1997, the Company shall transfer to Hanover for no consideration ownership of certain office equipment previously assigned to him. This equipment consists of: (1) a personal computer; (2) a laptop computer; (3) a facsimile machine; (4) a cellular telephone; and (5) any accessories related to the foregoing that were previously provided.

     6. STOCK OPTIONS. Since Hanover will remain an employee of the Company until December 31, 1998, the parties agree that Hanover's stock options will continue to vest and will remain in effect and be exercisable according to the terms of his stock option agreements through the period ending December 31, 1998, plus, with respect to the exercise of any options, the number of days provided in the applicable agreement for the exercise of such options.

     7. RELEASE. Hanover hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, attorneys, agents and employees from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which he ever had or now has against the Company, its officers, directors, stockholders, corporate affiliates, attorneys, agents and employees, including, but not limited to, all claims arising out of his hiring or employment, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. (S)2000e ET SEQ., the Americans With Disabilities Act, 42 U.S.C. (S)12101 ET SEQ., the Age Discrimination in Employment Act, 29 U.S.C. (S)621 ET SEQ., and M.G.L. c.151B, (S)1 ET SEQ., and all wrongful discharge claims and other common law claims, except for the obligations set forth in this Agreement and in Hanover's stock option agreements and any written amendments thereto.

     8. REPRESENTATION ON LEGAL ACTION. Hanover further represents and warrants that he has not filed any complaints, charges, or claims for relief against the Company, its officers, directors, stockholders, corporate affiliates, attorneys, agents or employees with any local, state or federal court or administrative agency which currently are outstanding.

     9. NATURE OF AGREEMENT. Hanover understands and agrees that this Agreement is a salary continuation agreement and release and does not constitute an admission of liability or wrongdoing on the part of the Company.

     10. AMENDMENT. This Agreement shall be binding upon the parties and may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties hereto. This Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

     11. VALIDITY. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal, invalid or unenforceable part, term or provision shall be amended to the extent and in a manner necessary to most closely reflect the intent of the parties hereto on the date hereof and to be legal, valid and enforceable.

     12. CONFIDENTIALITY. The parties understand and agree that the terms and contents of this Agreement, the contents of the negotiations and discussions resulting in this Agreement, and any dispute resolved by this Agreement shall be maintained as confidential by the parties, their respective agents, attorneys and representatives, and none of the above shall be disclosed except to the extent required by federal or state law or regulations or by any stock exchange or other entity the authority of which the Company is subject (voluntarily or otherwise) or as otherwise agreed to in writing by the authorized agent of each party.

     13. NON-DISPARAGEMENT. Hanover agrees that, as a condition for the consideration provided herein, both monetary and otherwise, he will not make any false, disparaging or derogatory statements in public or private regarding the Company or any of its officers, directors, stockholders, corporate affiliates, attorneys, agents or employees or the Company's business affairs or financial condition.

     14. PROPRIETARY AND CONFIDENTIAL INFORMATION AND INVENTIONS. Hanover agrees that he shall remain bound by the provisions of the Proprietary Information, Inventions and Non-Competition Agreement previously executed between Hanover and Qualogy Systems, Inc. (the Company's predecessor) and attached hereto as Exhibit B, except to the limited extent it may be modified by the provisions set forth in Paragraph 15 of this Agreement.

     15.  NON-COMPETITION AGREEMENT.
          (a) The parties understand and agree that Hanover shall not be bound by the non-compete provision contained in
Section 12 of Exhibit B, hereto. However, in exchange for the consideration set forth in this Agreement, Hanover agrees that, until December 31, 1998, Hanover will not, without the express written consent of the Chief Executive Officer of the Company, affiliate in any way with or provide any advice or services to (including, but not limited to, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company)), or engage directly or indirectly in, any business or entity which competes with the Company and/or which operates in the Electronic Design Automation ("EDA") industry.
          (b) Hanover further agrees that until December 31, 1998 he will not recruit, solicit, induce, or attempt to induce, any employee or employees of the Company to terminate their employment with or otherwise cease their relationship with the Company, or to affiliate with, join or engage directly or indirectly in any business or entity which competes with the Company and/or which operates in the EDA industry.
          (c) Notwithstanding the provisions contained in section (a) of this paragraph, nothing herein shall be construed as preventing Hanover, with the written consent of the Company, from joining the board of directors of, or providing consulting services to, any business or entity in the EDA industry which does not compete with the Company and which is not likely to compete with the Company. The Company retains the right in its discretion to determine whether a particular business or entity in the EDA industry competes, or is likely to compete, with the Company through December 31, 1998. Prior to December 31, 1998, should Hanover wish to join the board of directors of, or provide consulting services to, a business or entity in the EDA industry which Hanover believes does not compete with the Company and is not likely to compete with the Company, he shall not do so without seeking and receiving the express written consent of the Chief Executive Officer of the Company. Prior to December 31, 1998, the Company may withdraw any consent previously given, and

Hanover shall immediately resign from the board of directors and/or stop providing all consulting services, if the Company deems that any business or entity not previously considered by the Company to be a competitor has begun competing with the Company or is likely to begin competing with the Company.

     16. ENTIRE AGREEMENT. This Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to Hanover's employment and severance and settlement and cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith.

     17. APPLICABLE LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, and is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

     18. ACKNOWLEDGMENTS. Hanover acknowledges that he has been given twenty-one days to consider this Agreement and that the Company advised him to consult with any attorney of his own choosing prior to signing this Agreement. Hanover may revoke this Agreement by written notice to the Company for a period of seven
(7) days after the execution of this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

     19. VOLUNTARY ASSENT. Hanover affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. Hanover states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. Hanover further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.


     IN WITNESS WHEREOF, all parties have set their hand and seal to this Agreement as of the date written below.



/s/ Alain J. Hanover                   Date:    5/5/97
--------------------                         -------------
ALAIN HANOVER


VIEWLOGIC SYSTEMS, INC.

By:  /s/ Peter T. Johnson                  Date:     5/5/97
     --------------------                        ------------
     Peter T. Johnson,
     Vice President & General Counsel

                                                       Exhibit A


William J. Herman,
Chief Executive Officer
VIEWlogic Systems, Inc.
293 Boston Post Road West
Marlboro, MA 01752

Dear Will:

     Effective May 13, 1997, I hereby resign from my position as a member of the Board of Directors of VIEWlogic Systems, Inc. (the "Company") and from all offices and directorships that I may hold in the Company and/or any of its subsidiary companies. I also resign as an employee of the Company effective December 31, 1998.

                                   Very truly yours,


                                   Alain Hanover

                            Exhibit B

                      QUALOGY SYSTEMS, INC.

             PROPRIETARY INFORMATION, INVENTIONS AND
                    NON-COMPETITION AGREEMENT


      AGREEMENT between Qualogy Systems, Inc., a Massachusetts corporation (the "Company"), and the undersigned employee of the Company.

                           WITNESSETH:
                           ----------
     In consideration of my employment or continued employment, as the case may be, by the Company and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby agree with the Company as follows:

     1. I recognize that the Company is engaged in a continuous program of research, development, production, and marketing respecting its business, present and future.

     2.   I understand that:

          A. As part of my employment by the Company I am (or may be) expected to make new contributions and inventions of value to the Company; and

          B. My employment by the Company creates a relationship of confidence and trust between me and the Company with respect to certain information:

          (i)  Applicable to the business of the Company; or

          (ii) Applicable to the business of any client or customer of the Company, which may be made known to me by the Company or by any client or customer of the Company, or learned by me during the period of my employment.

          C. The Company possesses and will continue to possess information that has been created, discovered, developed, or otherwise become known to the Company (including, without limitation, information created, discovered, developed or made known by me during the period of or arising out of my employment by the Company) or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged and is treated by the Company as confidential. All such information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes processes, formulas, data. programs, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, and customer and supplier lists. The development and acquisition of the Proprietary Information are the result of great effort and expense on the part of the Company and are critical to the success and survival of the Company.

     3. All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights, and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination for whatever reason, I will keep in strictest confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company.

     4. I agree that during the period of my employment by the Company, I will not, without the Company's express written consent, engage in any employment or business other than for the Company.

     5. In the event of the termination of my employment by me or by the Company for any reason, I will deliver to the Company all documents, notes, drawings, specifications, data, and other materials of any nature pertaining to my work with the Company and I will not take with me any of the foregoing, any reproduction of any of the foregoing, or any Proprietary
Information that is embodied in a tangible medium of expression.

     6. I will promptly disclose to the Company (or any persons designated by it) all discoveries, developments, designs, improvements, inventions, formulas, processes, techniques, know-how, programs, and data, whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment that are related to or useful in the business of the Company, result from tasks assigned to me by the Company, or result from the use of premises owned, leased, or contracted for the Company (all such discoveries, developments, designs, improvements, inventions, formulas,processes, techniques, programs, know-how, and data are hereinafter referred to as "Inventions"). I will also promptly disclose to the Company, and the Company hereby agrees to receive all such disclosures in confidence, all other discoveries, developments, designs, improvements, inventions, formulas, processes, techniques, programs, strategies, know-how, and data, whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment for the purpose of determining whether they constitute "Inventions" as defined above.

     7. I agree that all Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owners of all patents, copyrights, and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Inventions. I further agree as to all such Inventions to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights, and other rights and protections relating to said Inventions in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents, copyrights, and other rights and protections on and enforcing such Inventions, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing patents copyrights, and other rights and protections relating to such Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for time actually spent by me at the Company's request on such assistance. In the event the Company is unable, after reasonable effort, to secure my signature on any document or documents needed to apply for or prosecute any patent, copyright or other right of protection relating to an Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by me.

     8.   As a matter of record I have identified on item 1 of Exhibit
A all inventions or improvements relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company and that I desire to remove from the operation of the Agreement. I represent and warrant that such list is complete. If there is no such list on Exhibit
A, I represent that I have made no such inventions and improvements at the time of signing this Agreement.

     9. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree
I will not enter into, any agreement either written or oral in conflict herewith.

     10. I represent, as part of the consideration for the offer of employment extended to me by the Company and of my employment or continued employment by the Company, that I have not brought and will not bring with me to the Company for use in the performance of any responsibilities at the Company any materials or documents of a former employer that are not generally available to the public, unless I have obtained express written authorization from the former employer for their possession and use.

     Accordingly, this is to advise the Company that the only materials or documents of a former employer that are not generally available to the public that I will bring to the Company or use in my employment are identified on item 2 of Exhibit A (if attached hereto), and as to each such item, I represent that I have obtained express written authorization for their possession and use in my employment with the Company.

     11. I also understand that, in my employment with the Company, I am not to breach any obligation of confidentiality that I have to former employers, and I agree that I shall fulfill all such obligations during my employment with the Company.

     12. I agree that during the period of my employment with the Company and for a period of twelve (12) months following the termination of my employment by me or by the Company for any reason, I will not without the express written consent of the Company, directly or indirectly, engage in any business anywhere in the United States of America which is engaged in design, development, marketing or sale of computer software or integrated systems which software or systems are intended for use in computer aided design and/or computer aided engineering. It is understood that I shall be deemed to be engaged in a business of the type referred to above if I am a director, officer, employee, trustee, agent or partner of or consultant to any person, firm, corporation, association, trust or other entity which is engaged in such a business or if I or any member of my immediate family owns, directly or indirectly, stock or shares of beneficial interest or otherwise has a financial interest in such a firm, corporation, association, trust or otherwise; provided, however, that my ownership of one percent (1%) or less of the stock of a company whose shares are listed on a national securities exchange or on the automated quotation system of the National Association of Securities Dealers shall not be deemed to be engaging indirectly in the business of such company. The term "immediate family" as used in this Agreement includes spouses and ancestors, descendants, siblings and spouses of any of them.

     13. I agree that during the period of my employment with the Company and for a period of twelve (12) months following the termination of my employment by me or by the Company for any reason, I will not persuade, induce or encourage any other employee of the Company to join or form any other corporation, partnership, association, joint venture or business entity of any kind engaged in, or to be engaged in the future in, the design, development, marketing or sale of computer software or integrated systems which software or systems are intended for use in computer aided design and/or computer aided engineering, or in any other business then engaged in by the Company.

     14. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as an employee or a consultant or act as a director.

     15. This agreement shall be effective as of the day of my employment by the Company, set forth on the signature page of this Agreement.

     16. In case any provision of this Agreement shall be determined to be invalid or unenforeceable under applicable law, by reason of being vague or unreasonable as to duration, or geographic scope or scope of activities restricted, or for any other reason, such provision shall, insofar as possible, be construed or applied in such manner as will permit enforcement. If any provision of this Agreement cannot be enforced at all, the remaining provisions of this Agreement shall remain in effect and shall be construed as though such provision had never been made a part hereof. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     17. This Agreement shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company and its successors and assigns.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending the same to take effect as a sealed instrument.


Date of Employment:   Oct. 1, 1984       Alain J. Hanover
                     --------------     --------------------
                                        (Signature of Employee)


                                         5 Foothill Rd, Framingham
                                        --------------------------
                                         (Address)

                                         QUALOGY SYSTEMS, INC.


                                         By:     Ron Maxwell
                                                 ---------------
                                         Title:  VP of Finance &
                                                 Treasurer
                                                 ---------------
Date Executed:   Oct. 5, 1984
                --------------

                           EXHIBIT A
                           ---------
Item 1
------
Previous Inventions or improvements, if any:


                NONE

Item 2
------
Materials or documents of former employer(s), if any:


                NONE
                             32